SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Earliest Event Reported
September 28, 2012

Environmental Tectonics Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania
(State or other jurisdiction of incorporation of organization)

1-10655                                                                23-1714256
(Commission File Number)                     (IRS Employer Identification Number)

County Line Industrial Park
Southampton, Pennsylvania                             18966
(Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code (215) 355-9100

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 28, 2012, Environmental Tectonics Corporation (“ETC” or the “Company”) entered into transactions (the “2012 Restructuring”) that provided for, among other things, the following:

(i)
The Company’s credit facility with PNC Bank, National Association (“PNC Bank”) was reduced from $20,000,000 to $15,000,000 (the “Line of Credit”).  However, the term of the Line of Credit was extended twenty-eight (28) months, from June 30, 2013 to October 31, 2015.

(ii)
PNC Bank provided to the Company a five-year term loan of $15,000,000 (the “Term Loan”).  The Company used $10,000,000 of the proceeds from the Term Loan to repurchase and retire 10,000 shares of its Series D and Series E Preferred Stock owned by H.F. Lenfest, a major shareholder and member of our Board of Directors (“Lenfest”), at the stated price of $1,000 per share.  The remaining $5,000,000 was used to repay indebtedness currently outstanding to PNC Bank and to pay Lenfest $417,220 of interest due under the Lenfest Pledge (as defined below under Item 1.02), in cash, in lieu of Series D Preferred Stock.

(iii)
The Line of Credit will no longer be guaranteed by Lenfest.  Instead, the Line of Credit and Term Loan will be secured by substantially all of the Company’s assets.  In addition, the Term Loan will be guaranteed by Lenfest for a period of thirty months, (i.e., until March 31, 2015), after which the guarantee will be removed.

(iv)
Following the close of the transactions, the dividend rate on the Series D and Series E Preferred Stock will be reduced from ten percent (10%) to four percent (4%), subject to approval of the Company’s shareholders at the Company’s next Annual Meeting of Stockholders after the October 18, 2012 meeting.

The material agreements providing for these transactions are described below:

Loan Agreement

Effective September 28, 2012, ETC and PNC Bank entered into a Loan Agreement, which included ETC executing a Term Note and the Line of Credit Note (as defined below).

As set forth in the Loan Agreement, the Company’s Line of Credit was reduced from $20,000,000 to $15,000,000.  However, the term of the Line of Credit was extended twenty-eight (28) months, from June 30, 2013 to October 31, 2015.

PNC Bank also provided to the Company a Term Loan of $15,000,000.  The Company used $10,000,000 of the proceeds from the Term Loan to repurchase and retire 10,000 shares of the Series D and Series E Preferred Stock owned by Lenfest, at the stated price of $1,000 per share (as described in more detail below under the heading “Preferred Stock Repurchase Agreement”).  The remaining $5,000,000 was used to repay indebtedness currently outstanding to PNC Bank and to pay Lenfest $417,220 of interest due under the Lenfest Pledge, in cash, in lieu of Series D Preferred Stock.

The Line of Credit will no longer be guaranteed by Lenfest.  Instead both the Line of Credit and the Term Loan will be secured by substantially all of the Company’s assets, including a mortgage on the Company’s headquarters in Southampton, Pennsylvania.

The Term Loan will be guaranteed by Lenfest for a period of thirty months, (i.e., until March 31, 2015), after which the guarantee will be removed.  The Company’s obligation to repay the Term Loan is set forth in a Term Note (the “Term Note”).  The interest rate on the Term Note will be based on  the PNC LIBOR rate (currently 2.7185%) plus a margin of 2.25% to 2.75%  depending on the Operating Leverage Ratio (currently 2.75%).

Borrowings under the Line of Credit will be available for working capital and other general business purposes and for issuances of letters of credit. Amounts borrowed under the Line of Credit may be borrowed, repaid and re-borrowed from time to time until October 31, 2015.  The Company’s obligation to repay the advances under the Line of Credit is set forth in the Amended and Restated Committed Line of Credit Note (the “Line of Credit Note”).  At the Company’s option, the interest rate on the Line of Credit Note will be based on either (i) the PNC Base Rate (currently 3.00%) plus a margin of -0.25% to 0.25%  depending on the Company’s Operating Leverage Ratio (currently 0.25%) or (ii) the PNC LIBOR rate (currently 2.7185%) plus a margin of 2.25% to 2.75%  depending on the Operating Leverage Ratio (currently 2.75%).  The Company will also be obligated to pay a fee of 0.25% for unused but available funds under the Line of Credit.

As security for repayment of the Line of Credit Note and the Term Note as noted above, the Company also concurrently entered into the Third Amended and Restated Reimbursement Agreement for Letters of Credit between ETC and PNC Bank dated September 28, 2012, a Security Agreement between ETC and PNC Bank dated September 28, 2012, a Pledge Agreement executed by ETC on September 28, 2012 in favor of PNC Bank (“Pledge Agreement”), an Amended and Restated Guaranty and Suretyship Agreement executed by Lenfest on September 28, 2012 in favor of PNC Bank, and an Open-End Mortgage and Security Agreement between ETC and PNC Bank dated September 28, 2012.  Pursuant to the Pledge Agreement, the Company pledged to PNC as collateral the Company’s ownership interest in certain subsidiaries of the Company.

The Loan Agreement contains affirmative and negative covenants that are customary for transactions of this type, including net worth, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), and limitations with respect to indebtedness, liens, investments, distributions, dispositions of assets, change of business and transactions with affiliates.  The financial covenants in the Loan Agreement are as follows:

•	ETC must maintain a minimum Tangible Net Worth of $15,000,000.

•
ETC must maintain an Operating Leverage Ratio (i.e., ratio of Senior Funded Debt to EDITDA) of less than 3.25 to 1.  This ratio will reduce at the end of the first fiscal year to 3.00 to 1 and after the second fiscal year to 2.9 to 1, and will remain at that level at all times thereafter.

•	ETC must maintain as of the end of each fiscal quarter, on a rolling four quarters basis, a Fixed Charge Coverage Ratio of at least 1.10 to 1.

The Loan Agreement provides for customary events of default, including the failure to pay any principal or interest when due, failure to comply with covenants, material misrepresentations, certain bankruptcy, insolvency or receivership events, imposition of certain judgments and the liquidation of ETC.  Upon an event of default under the Loan Agreement, including the non-payment of principal or interest, the obligations of the Company under the Loan Agreement may be accelerated and the assets securing the obligations secured.

Preferred Stock Repurchase Agreement

Effective September 28, 2012, ETC and Lenfest entered into a Preferred Stock Repurchase and Financial Restructuring Agreement.

Immediately following the closing of the Loan Agreement with PNC Bank, the Company purchased from Lenfest, at the stated price of $1,000 per share, (i) 386 shares of Series D Preferred Stock, representing all of the Company’s issued and outstanding shares of Series D Preferred Stock, and (ii) 9,614 shares of Series E Preferred Stock, representing a portion of the Company’s issued and outstanding Series E Preferred Stock.  Lenfest is the only holder of the outstanding Series E Preferred Stock, and 12,127 shares of Series E Preferred Stock remain outstanding.

Following the execution of the Preferred Stock Repurchase and Financial Restructuring Agreement, the dividend rate on the Series D and Series E Preferred Stock was reduced from ten percent (10%) to four percent (4%).  The reduction of the Preferred Stock dividend will require the approval of the Company’s shareholders at the  Company’s next Annual Meeting of Stockholders after the October 18, 2012 meeting, and until that time Lenfest has agreed that all dividends on the outstanding Series E Preferred Stock will be paid at the rate of 4% per year.

Audit Committee Approval

Lenfest is a member of ETC’s Board of Directors and a significant shareholder of the Company.  As Lenfest is a related person, as defined by SEC regulations, ETC’s Audit Committee, comprised of independent directors, approved and recommended to the Board of Directors the terms and conditions of the Loan Agreement and the Preferred Stock Repurchase Agreement.  Following the Audit Committee's approval, the full ETC Board of Directors (excluding Lenfest) approved the Loan Agreement and the Preferred Stock Repurchase Agreement and related agreements.  The Board of Directors engaged an independent valuation firm to perform a fairness review of the 2012 Restructuring.

Incorporation by Reference

The foregoing description of the Loan Agreement (with the Term Note and Line of Credit Note), Security Agreement, Pledge Agreement, Open-End Mortgage and Security Agreement, and Third Amended and Restated Reimbursement Agreement for Letters of Creditare qualified in their entirety by reference by reference to such agreements, which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.7 hereto and, are incorporated herein by reference.

The foregoing description of the Preferred Stock Repurchase and Financial Restructuring Agreement is qualified in its entirety by reference to such agreement, which is filed as Exhibit 10.6 hereto and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On September 28, 2012, upon the execution of the Preferred Stock Repurchase and Financial Restructuring Agreement described in Item 1.01 above, the following prior agreements between ETC and Lenfest were terminated: (i) Secured Credit Facility and Warrant Purchase Agreement between the Company and Lenfest, dated as of April 24, 2009; (ii) the Security Agreement, dated February 18, 2009, by the Company in favor of Lenfest; (iii) the Security Agreement, dated April 24, 2009, among the Company, Entertainment Technology Corporation, a Pennsylvania corporation and a wholly-owned subsidiary of the Company (“ETC Entertainment”), and Lenfest; (iv) the Guaranty, dated April 24, 2009, by ETC Entertainment in favor of Lenfest; and (v) the Amended and Restated Open-End Mortgage and Security Agreement, dated April 24, 2009, by the Company in favor of Lenfest. These Agreements were entered into as part of, or directly related to, the “2009 Lenfest Financing Transaction" that generally provided, at the time, for the following: (i) a $7,500,000 credit facility provided by Lenfest to ETC; (ii) the exchange of a Subordinated Note held by Lenfest, together with all accrued interest and warrants issuable under the Subordinated Note, and all Series B Preferred Stock and Series C Preferred Stock held by Lenfest, together with all accrued dividends thereon, for Series E Preferred Stock of ETC; and (iii) the guarantee by Lenfest of all of ETC's obligations to PNC Bank in connection with an increase of the then-existing $15,000,000 revolving line of credit with PNC Bank to $20,000,000, and (iv) the pledge by Lenfest to PNC Bank of $10,000,000 in marketable securities as security for the Line of Credit (“Lenfest Pledge”).  As part of the 2012 Restructuring, this pledge by Lenfest of $10,000,000 in marketable securities has been returned to Lenfest and the Lenfest Pledge has been terminated.

The warrants ETC issued to Lenfest as part of the “2009 Lenfest Financing Transaction” are not terminated.

Item 2.03.	Creation of a Direct Financial Obligations

On September 28, 2012, the Company entered into the Loan Agreement, Preferred Stock Repurchase Agreement and certain related agreements,  which are described in Item 1.01 above, which information is incorporated by reference into this Item 2.03.

Item 7.01.	Regulation FD Disclosure.

On September 28, 2012, the Company issued a press release regarding the 2012 Restructuring, which is attached as Exhibit 99.1 hereto and incorporated by reference in its entirety to this Item 7.01.

In accordance with General Instruction B.2 of Form 8-K, the information in Item 7.01 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in Item 7.01 of this Current Report shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

Item 9.01.	Financial Statements and Exhibits.

     (d) Exhibits.

The following exhibits are furnished or filed in accordance with Item 601 of Regulation S-K:

10.1	Loan Agreement, dated September 28, 2012, between Registrant and PNC Bank, with the Term Note and the Line of Credit Note (each as defined in such Loan Agreement) attached thereto.

10.2	Security Agreement by the Registrant in favor of PNC Bank, dated as of September 28, 2012.

10.3	Pledge Agreement between the Registrant and PNC Bank, dated as of September 28, 2012.

10.4	Open-End Mortgage and Security Agreement by the Registrant in favor of PNC Bank, dated as of September 28, 2012.

10.5	Third Amended and Restated Reimbursement Agreement for Letters of Credit between the Registrant and PNC Bank, dated as of September 28, 2012.

10.6	Preferred Stock Repurchase and Financial Restructuring Agreement between the Registrant and H.F. Lenfest, dated September 28, 2012.

10.7	Amended and Restated Guaranty Agreement, dated September 28, 2012, by H.F. Lenfest in favor of PNC Bank.

99.1	Press Release dated September 28, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENVIRONMENTAL TECTONICS CORPORATION

Registrant

Date: October 2, 2012	By:	/s/ Robert L. Laurent, Jr.
Robert L. Laurent, Jr.
Chief Financial Officer